UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2013

Immunomedics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its annual review of executive compensation, on August 16, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the following annual base salaries for the fiscal year ending June 30, 2014 and annual bonus and equity awards and number of performance units for 2013 performance for certain named executive officers of the Company as set forth below:

Name	Position	Fiscal 2014 Base Salary	Cash Bonus	Restricted Stock Units Awarded	Stock Options Awarded	Number of Performance Units
Cynthia L. Sullivan	President and Chief Executive Officer	$618,898.50(1)	$224,238.58	68,226(2)	118,203(3)	194,932(6)
Dr. David M. Goldenberg	Chief Scientific Officer and Chief Medical Officer	$584,495.17(4)	$282,364.82	68,226(2)	118,203(3)	194,932(6)
Gerard G. Gorman	Senior Vice President, Finance and Chief Financial Officer	$324,826.50(5)	$20,000	-	40,000(3)	-

(1)	Represents approximately a three and one-half percent (3.5%) increase from Ms. Sullivan’s fiscal 2013 base salary of $597,969.57.
(2)	Restricted stock units granted in accordance with the Company’s 2006 Stock Incentive Plan (the “2006 Plan”).
(3)	Stock options granted in accordance with the 2006 Plan.
(4)	Represents approximately a three and one-half percent (3.5%) increase from Dr. Goldenberg’s fiscal 2013 base salary of $564,729.64.
(5)	Represents approximately a three percent (3%) increase from Mr. Gorman’s fiscal 2013 base salary of $315,365.54.
(6)
The above Performance Units shall be subject to attainment of certain performance milestones as well as certain continued service requirements. All or a portion of the Performance Units shall vest based upon the level of achievement of the milestone set forth below (the “Performance Milestone”) as follows:
(a) 10% of the Performance Units which are awarded shall vest upon UCB’s readout and disclosure of the Phase III trials in patients with lupus.
(b) 30% of the Performance Units which are awarded shall vest upon interim analysis (futility), or the completion of the Phase III clinical trial (which is earlier) for clivatuzumab.
(c) 30% of the Performance Units which are awarded shall vest upon completion of Phase II trial for hRS7-SN-38, or out-licensing of hRS7-SN-38.
(d) 30% of the Performance Units which are awarded shall vest upon completion of Phase II trial for hMN14-SN-38, or out-licensing of hMN14-SN-38.
Whether and to what extent the Performance Milestone has been achieved shall be determined by the Plan Administrator (as defined in the form of Performance-Based Restricted Stock Unit Issuance Agreement) in its sole and absolute discretion, subject to the items for which performance goals may be adjusted pursuant to the Plan.

In addition, of the Performance Units which vest based upon attainment of the Performance Milestone, fifty percent (50%) of the shares underlying such Performance Units shall be issued upon the determination by the Plan Administrator that a milestone has been achieved (the “Vesting Commencement Date”); provided that the grantee remains in the Company’s service through such determination date; twenty-five percent (25%) of the shares underlying such Performance Units shall be issued on the twelve month anniversary of the Vesting Commencement Date; provided that the grantee remains in the Company’s service through such anniversary date; and the remaining twenty-five percent (25%) of the shares underlying such Performance Units which vest based upon attainment of the Performance Milestone shall be issued on the twenty-four month anniversary of the Vesting Commencement Date; provided that the grantee remains in the Company’s service through such anniversary date (each such date, an “Issue Date”).  For the avoidance of doubt, a grantee shall only be entitled to have Performance Units issued to him or her if the applicable Performance Milestone is achieved within five (5) years following the grant date and the grantee remains in the service of the Company through the applicable Issue Date.  In no event shall any fractional shares be issued.  The Committee approved the grant and issuance of the Performance Units pursuant to the terms and conditions of the Plan.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Issuance Agreement.

10.2	Form of Performance-Based Restricted Stock Unit Issuance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
	Name:	Cynthia L. Sullivan
	Title:	President and Chief Executive Officer

Date:  August 22, 2013